UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021 (February 9, 2021)

BLACKROCK TCP CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐           Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 1.01.          Entry into a Material Definitive Agreement.

On February 9, 2021, BlackRock TCP Capital Corp. (the “Company”) issued and sold $175,000,000 in aggregate principal amount of the Company’s 2.850% Notes due 2026 (the “Notes”), pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-233317) previously filed with the Securities and Exchange Commission. In connection therewith, the Company and U.S. Bank National Association (the “Trustee”) entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Indenture, dated August 11, 2017, between the Company and the Trustee (the “Base Indenture,” and together with the Third Supplemental Indenture, the “Indenture”).

The Notes will mature on February 9, 2026 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 2.850% per year payable on February 9 and August 9 of each year, commencing on August 9, 2021. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to the repurchase date.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-233317), the prospectus supplement dated February 2, 2021 and the pricing term sheet filed with the U.S. Securities and Exchange Commission on February 2, 2021. The transaction closed on February 9, 2021. The net proceeds to the Company were approximately $172.9 million, after deducting the underwriting discount of approximately $1,137,500 payable by the Company and estimated offering expenses of approximately $300,000 payable by the Company. The Company intends to use the net proceeds from this offering to repay amounts outstanding under its credit facilities (which will increase the funds under the credit facilities available to the Company to make additional investments in portfolio companies in accordance with its investment objective) and for other general corporate purposes, including payment of operating expenses.

The foregoing descriptions of the Base Indenture, the Third Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Third Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Notes is filed as Exhibit 5.1 to this Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits

(d)          Exhibits

4.1	Third Supplemental Indenture, dated as of February 9, 2021, by and between the Registrant and U.S. Bank National Association, as the Trustee

4.2	Form of Global Note of 2.850% Notes due 2026 (incorporated by reference to Exhibit 4.1 hereto)

4.3
Indenture, dated as of August 11, 2017, by and between the Registrant and U.S. Bank National Association, as the Trustee (incorporated by reference to Exhibit (d)(1) to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-216716), filed on August 11, 2017)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: February 9, 2021	By:	/s/ Elizabeth Greenwood
	Name:	Elizabeth Greenwood
	Title:	Secretary